PARTIAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Partial Assignment of Purchase and Sale Agreement, dated as of October 17, 2005 (this “Assignment”), is by and between The Kansas City Southern Railway Company (“Assignor”) and NAFTA Rail, S.A. de C.V. (“Assignee”) with reference to the Purchase and Sale Agreement dated as of October 17, 2005 (the “Purchase Agreement”) between Assignor and El-Mo-Mex, Inc. (“Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.

1. Partial Assignment and Assumption.

As contemplated by Section 1 of the Purchase Agreement, Assignor hereby assigns to Assignee all of Assignor’s rights and obligations under the Purchase Agreement to the extent relating to the purchase of the Locomotives described in Schedule 1 hereto (the “Assigned Locomotives”), and Assignee hereby accepts such assignment and agrees to assume all of Assignor’s obligations under the Purchase Agreement to the extent relating to the purchase of the Assigned Locomotives.

2. No Release of Assignor.

Notwithstanding the assignment and assumption contemplated herein, Assignor agrees for the benefit of Seller that it shall remain fully liable for the performance of all obligations of Assignor under the Purchase Agreement, to the extent such obligations are not performed by Assignee.

3 Further Assurances.

Assignor and Assignees agree to execute and deliver such further documents as are reasonably requested in order to give effect to the assignment and assumption effected by this Assignment, including such documents as are required to be filed in any jurisdiction in connection with such assignment and assumption.

4. Choice of Law.

This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois .

5. Counterparts.

This Assignment may be executed in any number of counterparts, and such counterparts shall together constitute a fully executed agreement.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of the date first written above.

THE KANSAS CITY SOUTHERN
RAILWAY COMPANY

By: /s/ Ronald G. Russ

Title: Executive Vice President and Chief Financial Officer

NAFTA RAIL, S.A. de C.V.

By: /s/ Jay M. Naldman
Title: Authorized Representative